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                                EXHIBIT 23.1








































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                       CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Harman International Industries, Incorporated:

We consent to incorporation by reference in the Registration Statement Nos. 33-20559, 33-28973, 33-36388, 33-60234 on Form S-8 of Harman International
Industries, Incorporated of our report dated April 28, 1995, relating to the combined balance sheet of Becker Holding GmbH, Becker GmbH and their subsidiaries as of December 31, 1994, and the related combined statements of income, cash flows and shareholders' deficit for the year then ended, which report appears in the May 8, 1995 Form 8-K of Harman International Industries, Incorporated.


Mannheim, Germany
May 8, 1995




          KPMG Deutsche Treuhand-Gesellschaft
          Aktiengesellschaft
          Wirtschaftsprufungsgesellschaft



          /s/Frank                 /s/ Dr. Keller
          Wirtschaftsprufer       Wirtschaftsprufer



















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